UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 5, 2008

CATALYST SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21488	77-0083129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2975 Stender Way, Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (408) 542-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On February 5, 2008, Catalyst Semiconductor, Inc. (the “Company”) issued a press release announcing preliminary financial results for its third quarter ended January 27, 2008.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information provided under Item 2.02 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be specifically set forth by specific reference in such filing.

Item 7.01  Regulation FD Disclosure.

On January 25, 2008, the Board of Directors approved an increase in the number of authorized shares under the stock repurchase program to four million shares. Prior to the increase, the Company had approximately 763,000 shares remaining under the current stock repurchase program.

The information provided under Item 7.01 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be specifically set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
99.1	Press Release of Catalyst Semiconductor, Inc. dated February 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2008
CATALYST SEMICONDUCTOR, INC.

	By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

	By:	/s/ David P. Eichler
David P. Eichler
Vice President, Finance and Administration and
Chief Financial Officer

CATALYST SEMICONDUCTOR, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release of Catalyst Semiconductor, Inc. dated February 5, 2008.